Exhibit 24
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                               POWER OF ATTORNEY


     The undersigned, as a Director and/or officer of each of the registered investment companies listed below, hereby authorizes Hiroyuki Nakano, Neil A. Daniele, and Rita Chopra-Brathwaite or any of them, as attorney-in-fact, to sign on his behalf on any form, or any amendment to such form, required to be filed by the undersigned pursuant to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 due to their capacity as a Director and/or officer for each of the following registered investment companies and to file, at the request of the undersigned, the same, with all exhibits thereto, with the Securities and Exchange Commission: Korea Equity Fund, Inc. and Japan Smaller Capitalization Fund, Inc. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by Korea Equity Fund, Inc. or Japan Smaller Capitalization Fund, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

Dated:  September 22, 2008


/s/  Melvin Li
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       Director/Officer Signature


               Melvin Li
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/s/ Hiroyuki Nakano
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Hiroyuki Nakano


/s/ Rita Chopra-Brathwaite
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Rita Chopra-Brathwaite


/s/ Neil A. Daniele
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Neil A. Daniele